EXHIBIT 10.3

ASSIGNMENT AGREEMENT

This Assignment Agreement ("Assignment Agreement") is entered into and made effective on this 6thday of November 2012 by and among:

Blue Dolphin Exploration Company, a company incorporated and existing under thelaws of the State of Delaware, U.S.A., and having its registered office at 1209 Orange Street, Wilmington, Delaware 19801 ("BDEC"); and

Blue Sky Langsa Limited, a company incorporated and existing under the laws ofMauritius and previously known as “Medco E&P Langsa Limited” and having its registered office at Les Cascades, Edith Cavell Street, Port-Louis, and Indonesian office at Menara Prima 26th Floor, Jl. Lingkar Mega Kuningan Blok 6.2 Jakarta 12950, Indonesia ("BSL");

Recitals:

WHEREAS, BDEC and BSL have entered into a Sale and Purchase Agreement("Purchase Agreement") on the abovementioned date.

WHEREAS, pursuant to the terms of the Purchase Agreement,BSL has agreed to acquire and BDEC has agreed to transfer BDEC's entire interest in the East Aceh Langsa Offshore Technical assistant Contract dated 15th May 1997 (“Interest”).

WHEREAS, the Parties now wish to execute this Assignment Agreement in order to confirm the transfer of the Interest from BSL to BDEC;

NOW, THEREFORE, for and in consideration of the mutual covenants and promises herein and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the Parties hereby agree as follows:

Article 1
Definitions

1.1 In this Assignment Agreement the following terms ad expressions shall, except where the context requires otherwise, have the following respective meanings:

"Interest" means the 7% undivided interest in and under the Langsa TAC owned by BDEC, together with the corresponding interest in: (a) all relevant consents, permissions, technical data and proprietary information acquired pursuant to the Langsa TAC, (b) all other property or rights of whatsoever nature or kind (whether real or personal), assets, benefits, rights and entitlements which the owner of an undivided interest under the Langsa TAC holds and is entitled to enjoy thereunder, and (c) certain items of equipment, all as acquired pursuant to that certain Sale and Purchase Agreement dated July 21, 2010 among BDEC, BSL and the parent of BSL.

"Effective Date" shall mean the date upon which the Langsa Interest has been assigned.

"Langsa TAC" means the East Aceh Offshore - Langsa (EAO-Langsa) Technical Assistance Contract dated 15th of May, 1997.

"Langsa TAC Area" means the contract area described in the Langsa TAC.

"Party" or “Parties” means BSL and BDEC and any of their respective permitted successors, transferees and assignees under this Agreement and "Parties" means all such Persons collectively.

Article 2
Assignment and Acceptance

2.1  In accordance with the terms and conditions of the Purchase Agreement, BDEC herebyassigns and transfers to BSL all of the rights, title and interest, together with all of the accompanying benefits, responsibilities, obligations and liabilities that BDEC has in the Interest, free and clear of any liability, restriction, pre-emptive right, mortgage, charge, pledge, lien, encumbrance, other security interest and any claim which arose, was created or was placed upon the interest during BDEC's ownership of the Interest.

2.2   In accordance with the terms and conditions of the Purchase Agreement, BSL hereby accepts from BDEC the assignment and transfer of all rights, title and interest, together with all of the accompanying benefits, responsibilities, obligations and liabilities that BDEC has in the Interest.

2.3  As a result of the transfers of the Interest contemplated above the resulting undividedparticipating interest under the Langsa TAC before and after theEffective Date shall be as follows:

Company	% Ownership Before Transfer	% Ownership After Transfer
BDEC	7%	0%
BSL	93%	100%

2.4   By its signature below, BSL and BDEChereby consent to the assignmentand transfer of theInterest from BDEC to BSL.

Article 3
General

3.1  This Assignment Agreement shall inure to the benefit of and be binding upon therespective successors of BDEC and BSL.

3.2  This Assignment Agreement, sets forth the entire understanding between the Parties as to the subject matter hereof and may not be changed or modified in any way except by another agreement in writing signed by both Parties.

3.3  In the event of any inconsistencies between the terms of this Assignment Agreement and the Purchase Agreement, the terms of the Purchase Agreement shall govern to theextent of such inconsistencies.

3.4  This Assignment Agreement shall be governed by and construed, interpreted andapplied in accordance with the laws of Texas, USA

IN WITNESS WHEREOF, authorized representatives of the Parties have executed this Assignment Agreement as of the date first above written.

Executed as a Deed.

Blue Sky Langsa, Ltd.		Blue Dolphin Exploration Company

Signed:	/s/ FAISAL CHAUDHARY	Signed:	/s/ JONATHAN CARROLL
Name:	Faisal Chaudhary	Name:	Jonathan Carroll
Title:	President	Title:	Chief Executive Officer

NOTARIZATIONS: